FORM OF

Schedule A to this Amendment

Amendments

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.	APPENDIX A: LIST OF FUNDS to Exhibit 1 of the Agreement is hereby deleted in its entirety and replaced with the following new APPENDIX A: LIST OF FUNDS to Exhibit 1:

APPENDIX A

LIST OF FUNDS1

Effective as of October   , 2026

Hartford Funds Exchange-Traded Trust

Hartford AAA CLO ETF

Hartford Alpha Capture Growth ETF

Hartford Alpha Capture Value ETF (formerly, Hartford Quality Value ETF)

Hartford Alpha Capture International Equity ETF

Hartford Alpha Capture International Value ETF

Hartford Core Bond ETF

Hartford Dynamic Bond ETF

Hartford Equity Premium Income ETF

Hartford High Yield ETF

Hartford Large Cap Growth ETF

Hartford Municipal Opportunities ETF

Hartford Schroders Tax Aware Bond ETF

Hartford Strategic Income ETF (formerly, Hartford Sustainable Income ETF)

Hartford Total Return Bond ETF

HARTFORD FUNDS EXCHANGE-TRADED TRUST	ALPS DISTRIBUTORS, INC.

By:	By:
Name:	Name: Stephen Kyllo
Title:	Title: SVP & Director

[1]	This List of Funds may be amended upon execution of an updated List of Funds signed by the Parties hereto.

Distribution Agreement Schedule A List of Funds